UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2008

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 220
Englewood, CO 80112
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into Material Definitive Agreement

On February 21, 2008, Xedar Corporation, a Colorado corporation, entered into a lease concerning its principal executive office located at 3773 Cherry Creek North Drive, Suite 995, Denver, CO 80209 (the "New Office Lease").  Under the New Office Lease, and upon the expiration of our prior lease, we will continue to occupy our current principal executive office located at 3773 Cherry Creek North Drive, Suite 995, Denver, CO 80209, consisting of approximately 1,487 rentable square feet.  The New Office Lease has a term of five years commencing on May 1, 2008, and expiring April 30, 2013, with an annual base rental rate equal to $21.00 per rentable square foot, subject to adjustment as specified in the New Office Lease.

The complete text of the New Office Lease is attached as an Exhibit to this Current Report on Form 8-K and the above description of the New Office Lease is qualified in its entirety by the full text thereof.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

Number	Description
10.1	Office Lease, dated February 21, 2008, by and between Xedar Corporation and HTD-Ptarmigan Place, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xedar Corporation

Dated: February 22, 2008	By:	/s/ Hugh Williamson III
Hugh Williamson III Chairman, President and CEO

Exhibit Index

Number	Description.
10.1	Office Lease, dated February 21, 2008, by and between Xedar Corporation and HTD-Ptarmigan Place, LLC.